Exhibit 99.1

Adial Pharmaceuticals Announces Acquisition of Azora Therapeutics and up to $64 Million Financing

Acquisition of Azora and concurrent private placement positions the combined company to advance its pipeline through key clinical milestones in ulcerative colitis, including Phase 1 initiation in mid-2027

- Azora’s oral candidate, AT177, is a novel, colon-targeted AhR agonist rationally engineered to have minimal systemic exposure and designed to mitigate safety concerns with systemically absorbed AhR agonists

- $32 million in upfront financing with the potential to receive an additional $32 million under additional milestone tranches

- Adial to host a conference call today, June 11, 2026 at 1pm ET

GLEN ALLEN, Va. and LOS ANGELES, Calif., June 11, 2026 — Adial Pharmaceuticals, Inc. (Nasdaq: ADIL) (“Adial” or the “Company”) today announced that it has acquired Azora Therapeutics, Inc. (“Azora”), a biopharmaceutical company developing treatments for serious inflammatory diseases. The acquisition brings Azora’s lead asset AT177, a proprietary colon-targeted aryl hydrocarbon receptor (AhR) agonist designed to enable localized activation with limited systemic exposure, into Adial’s pipeline.

Concurrent with the acquisition, Adial entered into a definitive agreement for a concurrent private placement of up to $64 million in gross proceeds to Adial, before deducting placement agent and other offering expenses. The private placement is composed of (i) an initial upfront financing of approximately $32 million in gross proceeds (including the conversion of outstanding notes assumed in the acquisition) in exchange for pre-funded warrants to purchase 11,780,948 shares of Adial’s common stock, representing a purchase price of $2.7489 for each pre-funded warrant sold at the initial closing and (ii) the potential for up to an additional $32 million in gross proceeds upon Phase 1 clinical study initiation in exchange for (x) pre-funded warrants to purchase up to 11,780,948 shares of common stock and (y) common warrants to purchase up to 11,780,948 shares of common stock at a combined purchase price of $2.7489 for each pre-funded warrant and accompanying common warrant sold at milestone closings. The financing was led by Coastlands Capital with participation from Boxer Capital Management, Stonepine Capital Management, AuGC BioFund and other biotech specialists and institutional investors along with insiders and management. The combined company expects to use the proceeds from the private placement primarily to advance Azora’s AT177 lead colon-targeted AhR program through key clinical milestones, including IND-enabling studies and the Phase 1a and Phase 1b studies in ulcerative colitis (“UC”).

“AhR is now a validated target in the treatment of ulcerative colitis. Azora’s data support a uniquely differentiated, colon-targeted approach that is designed to minimize systemic exposure in ulcerative colitis. The quality of the investor syndicate supporting this transaction reinforces our conviction in Azora’s thesis and the AT177 program,” said Cary Claiborne, president and chief executive officer of Adial. “With these proceeds, we believe the combined company will be well capitalized to execute through key clinical milestones to address a significant unmet need in ulcerative colitis.”

“AhR signaling is a key regulator of gut homeostasis, and clinical experience has helped establish both the therapeutic relevance of this pathway in ulcerative colitis and the importance of controlling systemic exposure. Systemic AhR activation may be associated with immunosuppression, which creates the potential for long-term safety risks. AT177 was engineered to address this challenge directly. It is a rationally-designed, fully-synthetic, patented compound intended to concentrate pharmacologic activity at the site of inflammation in the colon while minimizing systemic exposure,” said Matt Davidson, PhD, co-Founder of Azora Therapeutics and incoming chief development officer and newly appointed director of Adial. “By starting from fundamental UC biology and robust clinical data, we built what we believe has the potential to be a best-in-class therapy that avoids the risks associated with systemic AhR circulation. For the many UC patients who still do not achieve durable remission on currently available therapies, AT177 represents a potentially meaningfully differentiated option with a safety profile designed to support long-term use.”

In addition, Adial is pleased to announce the appointment of Wendy Young, Ph.D., to its Board of Directors. Dr. Young brings more than 32 years of drug discovery and biopharma leadership experience, including senior leadership roles at Genentech, where she served as senior vice president, small molecule drug discovery. She currently serves as, senior advisor to GV (Google Ventures), and an independent board director and scientific advisor to multiple life sciences companies. The Company believes Dr. Young’s deep expertise in small-molecule drug discovery, company building and strategic R&D leadership will be highly valuable as the Company advances its next phase of growth.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a biopharmaceutical company historically focused on the development of treatments for addictions and related disorders. Following the acquisition of Azora Therapeutics, Adial’s lead program is AT177, a proprietary colon-targeted aryl hydrocarbon receptor (AhR) agonist designed to enable localized activation with limited systemic exposure in development for ulcerative colitis. The company’s historical investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients. Additional information is available at www.adial.com.

About Azora Therapeutics

Azora Therapeutics Inc. is a biopharmaceutical company focused on developing treatments for serious inflammatory diseases. The company was spun out of Stanford University after being incubated in the translational medicine SPARK program. Azora owns the worldwide royalty-free rights to its technology, which is based on the development of potential best-in-class oral agonists of the aryl hydrocarbon receptor. The company’s lead program is AT177, a proprietary colon-targeted aryl hydrocarbon receptor (AhR) agonist designed to enable localized activation with limited systemic exposure in development for ulcerative colitis. More information on Azora can be found on the company’s website at www.AzoraTherapeutics.com.

About AT177

AT177 is a fully synthetic, patented, oral AhR agonist designed to restore mucosal immune homeostasis at the site of disease with minimal systemic exposure. Its active ingredient is a prodrug of indirubin, the most potent AhR agonist within indigo naturalis, a botanical extract with best-in-category clinical efficacy in ulcerative colitis. AT177’s colon-targeted formulation delivers therapeutic AhR engagement directly to the colonic mucosa with exquisite gut restriction, minimizing the systemic AhR exposure associated with adverse effects. In preclinical studies, AT177 demonstrated robust local colonic AhR activation with markedly limited systemic exposure and superior colon-to-systemic selectivity compared to other AhR agonists in development. AT177 is currently in IND-enabling studies, with a proof-of-concept clinical trial planned for 2027.

About the Transactions

The acquisition of Azora was structured as an asset acquisition pursuant to which all of Azora’s outstanding equity interests were exchanged, based on a fixed exchange ratio, for a combination of 437,474 shares of Adial common stock and approximately 12,930 shares of Adial Series A non-voting convertible preferred stock (representing 12,930,617 shares on an as-converted-to-common basis), in each case, calculated on a fully-diluted basis (and without giving effect to any beneficial ownership limitations). Concurrently with the acquisition of Azora, Adial entered into a definitive agreement for a private placement financing with new and returning investors to raise up to $64 million in gross proceeds. The private placement is composed of (i) an initial upfront financing of approximately $32 million in gross proceeds (including the conversion of outstanding notes assumed in the acquisition) in exchange for pre-funded warrants to purchase 11,780,948 shares of Adial’s common stock (without giving effect to any beneficial ownership limitations), representing a purchase price of $2.7489 for each pre-funded warrant sold at the initial closing, and (ii) the potential for up to an additional $32 million in gross proceeds in exchange for (x) pre-funded warrants to purchase up to 11,780,948 shares of Adial common stock and (y) common warrants to purchase up to 11,780,948 shares of Adial common stock at a combined purchase price of $2.7489 for each pre-funded warrant and common warrant sold at milestone closings. In addition, following Adial stockholder approval, each share of Series A non-voting convertible preferred stock issued in the acquisition will automatically convert into 1,000 shares of common stock and each pre-funded warrant and common warrant (if issued) sold in the private placement will become exercisable into common stock, subject to certain beneficial ownership limitations set by each holder.

As a result of the transactions, following Adial stockholder approval, and without giving effect to the funding of the milestone tranche of the financing, equity holders of Adial immediately prior to the acquisition will own approximately 7.7% of Adial’s common stock, equity holders of Azora immediately prior to the acquisition will own approximately 51.0% of Adial’s common stock and investors in the private placement financing including the conversion of outstanding notes will own approximately 41.3% of Adial’s common stock, in each case, calculated on a fully-diluted, as-converted-to-common-basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of Adial and Azora.

The acquisition was approved by the Board of Directors of Adial and the Board of Directors and stockholders of Azora. The closings of the transactions were not subject to the approval of Adial’s stockholders. The approval of Adial’s stockholders is required under the terms of the Series A non-voting convertible preferred stock in order for the Series A non-voting convertible preferred stock to be converted into shares of Adial common stock and for the pre-funded warrants and common warrants issued, and to be issued, in the private placement as well as in the exchange of certain outstanding notes issued by Azora, in each case, to become exercisable into shares of Adial’s common stock, and Adial is required to promptly hold a stockholder meeting for such vote.

Oppenheimer & Co. Inc. is serving as financial advisor to Adial. Blank Rome LLP is serving as legal counsel to Adial. Lucid Capital Markets is serving as the exclusive placement agent for the concurrent financing and financial advisor to Azora. TD Cowen is serving as capital markets advisor to Azora for the concurrent financing. Honigman LLP is serving as legal counsel to Azora.

Conference Call and Webcast Details

The company will host a conference call and webcast today, June 11, 2026, at 1pm ET to discuss the acquisition and financing. To access the call: 1-877-451-6152 (domestic), 1-201-389-0879 (International), Passcode: 13761153, Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1764298&tp_key=1feafa06f8.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include, but are not limited to, statements regarding Azora’s lead asset AT177 enabling localized activation with limited systemic exposure; the potential for the Company to receive an additional $32 million upon second tranche milestone; using the private placement proceeds primarily to advance Azora’s AT177 lead colon-targeted AhR program through key clinical milestones, including IND-enabling studies, the Phase 1a and Phase 1b studies in ulcerative colitis; Azora’s colon-targeted approach minimizing systemic exposure in ulcerative colitis; the combined company being well capitalized to execute through key clinical milestones; Systemic AhR activation being associated with immunosuppression creating the potential for long-term safety risks; AT177 addressing systemic AhR activation risk directly; building a best-in-class therapy, that avoids the risks associated with systemic AhR circulation; AT177 representing a meaningfully differentiated option, with a safety profile designed to support long-term use; the expected contribution of Dr. Young; advancing the Company’s next phase of growth; the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity; and plans for a proof-of-concept clinical trial of AT177 for 2027. Any forward-looking statements included herein reflect the Company’s current views, and they involve certain risks and uncertainties, including, among others, the Company’s ability to pursue its regulatory strategy; the Company’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements; the Company’s ability to develop strategic partnership opportunities and maintain collaborations; the Company’s ability to obtain or maintain the capital or grants necessary to fund its research and development activities; the Company’s ability to complete clinical trials on time and achieve desired results and benefits as expected; regulatory limitations relating to the Company’s ability to promote or commercialize its product candidates for specific indications; acceptance of the Company’s product candidates in the marketplace and the successful development, marketing or sale of its products; the Company’s ability to maintain its license agreements; the continued maintenance and growth of the Company’s patent estate and its ability to retain its key employees or maintain the Company’s Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. These risks should not be construed as exhaustive and should be read together with the other cautionary statements contained in such reports. Any forward-looking statement speaks only as of the date on which it was initially made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
David Waldman / Alexandra Schilt
Tel: 212-671-1020
Email: adil@crescendo-ir.com

Mike Moyer
Managing Director,
LifeSci Advisors, LLC
Phone: (617) 328-4326
Email: mmoyer@lifesciadvisors.com

5